Exhibit 99.2

October 19, 2017

Ignyta Announces Pricing of Public Offering of Common Stock

SAN DIEGO--(BUSINESS WIRE) -- Ignyta, Inc. (Nasdaq: RXDX) (“Ignyta”), a biotechnology company focused on precision medicine in oncology, today announced the pricing of an underwritten public offering of 10.0 million shares of its common stock at a price to the public of $16.00 per share. The gross proceeds from this offering are expected to be $160.0 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Ignyta. The offering is expected to close on or about October 24, 2017, subject to customary closing conditions. In addition, Ignyta has granted the underwriters a 30-day option to purchase up to an additional 1.5 million shares of its common stock at the public offering price, less the underwriting discounts and commissions, in connection with the offering.

Ignyta anticipates using the net proceeds from the offering to fund research and development activities for its development programs, including, but not limited to, the clinical development and pre-commercialization activities of entrectinib, the conduct of ongoing clinical and pre-clinical development of other pipeline assets, the completion of development activities related to the diagnostic lab, and for working capital and other general corporate purposes.

J.P. Morgan Securities LLC and Jefferies LLC are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. is acting as lead manager for the offering, and Ladenburg Thalmann & Co. Inc. and SunTrust Robinson Humphrey, Inc. are acting as co-managers for the offering.

The shares described above are being offered by Ignyta pursuant to a shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Ignyta with the Securities and Exchange Commission (the “SEC”) and that became automatically effective on October 18, 2017. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 547-6340, or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ignyta, Inc.

Blazing a New Future for Patients with CancerTM

At Ignyta, we work tirelessly on behalf of patients with cancer to offer potentially life-saving, precisely targeted therapeutics (Rx) guided by diagnostic (Dx) tests. Our integrated Rx/Dx strategy allows us to enter uncharted territory, illuminating the molecular and immunological drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with rare cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. With our pipeline of potentially first-in-class or best-in-class precision medicines, we are pursuing the ultimate goal of not just shrinking tumors, but eradicating cancer relapse and recurrence in precisely defined patient populations.

Forward-Looking Statements:

This press release contains forward-looking statements about Ignyta as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Ignyta’s expectations regarding the completion, timing and size of the public offering and the anticipated use of proceeds therefrom. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, as well as risks and uncertainties associated with Ignyta’s business and finances in general. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

jc@ignyta.com

858-255-5959